Exhibit 23.1

Paritz & Company, P.A.

                                                      15 Warren Street, Suite 25
                                                            Hackensack, NJ 07601
                                          (201) 342-342-7753 Fax: (201) 342-7598
                                                       E-mail: paritz@paritz.com



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
ALMAH, INC
Pembroke House, 28-32 Pembroke St
Upper, Dublin 2, Ireland

Gentlemen:

We consent to the incorporation in this Registration Statement on Form S-1/A of our report dated December 29, 2011, relating to the financial statements of Almah, Inc. for the years ended September 31, 2011 and 2010 and for the period from inception (September 16, 2009) to September 30, 2011, and to the reference to us under the heading "Experts" in such Registration Statement.


                                           /s/ Paritz and Co. P.A.
                                           ---------------------------------

Paritz & Company, P.A.
Hackensack, New Jersey
February 21, 2012